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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)  September 13, 1999
                                                  ------------------

                              SONIC FOUNDRY, INC.
                              -------------------
            (Exact name of registrant as specified in its charter)

         MARYLAND                          1-14007            39-1783372
   -------------------------------       ------------      -------------
   (State or other jurisdiction of       (Commission       (I.R.S. Employer
   incorporation or organization)        File Number)      Identification No.)

                   754 Williamson Street, Madison, WI 53703
                   ----------------------------------------
                   (Address of principal executive offices)

                                 (608)256-3133
                                 -------------
                          (Issuer's telephone number)
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Item 1.        Changes in Control of Registrant

               None


Item 2.        Acquisition or Disposition of Assets

               None


Item 3.        Bankruptcy or Receivership

               None


Item 4.        Changes in Registrant's Certifying Accountant

               None


Item 5.        Other Events

               On September 13, 1999 the Company issued $5,000,000 7.5% redeemable convertible subordinated debentures due September 2002. The notes and accrued interest are convertible into common stock at a rate of $10.28 per share, subject to certain adjustments. In addition, the Company issued 97,276 warrants expiring September 2004 each excercisable for one share of common stock at a strike price of $10.28 per share.

               Concurrent with this private financing, Sonic Foundry's 7,662,483 preferred shares outstanding have been converted to 3,831,239 common shares.

Item 6.        Resignations of Registrant's Directors

               None


Item 7.(a),(b) Financial Statements

               None
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Item 7(c)      EXHIBIT LIST

NUMBER                               DESCRIPTION
------         -----------------------------------------------------------------

10.17 Convertible Debenture Purchase Agreement dated September 13, 1999 between Purchasers and the Registrant
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                                  SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Sonic Foundry, Inc.
                              -------------------
                                  (Registrant)



September 24, 1999                              By:  /s/ Kenneth A. Minor
                                                     --------------------
                                                      Kenneth A. Minor
                                                      Chief Financial Officer